Exhibit (h)(i)

Guggenheim Credit Allocation Fund

_______ Common Shares of Beneficial Interest

Par Value $0.01 Per Share

FORM OF UNDERWRITING AGREEMENT

June ___, 2013

UNDERWRITING AGREEMENT

June __, 2013

UBS Securities LLC
Wells Fargo Securities, LLC
Stifel, Nicolaus & Company, Incorporated
BB&T Capital Markets, a division of BB&T Securities, LLC
The GMS Group, LLC
Guggenheim Funds Distributors, LLC
J.J.B. Hilliard, W.L. Lyons, LLC
Ladenburg Thalmann & Co. Inc.
Maxim Group LLC
Newbridge Securities Corporation
Pershing LLC
Southwest Securities, Inc.
Wedbush Securities Inc.
Wunderlich Securities, Inc.

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

Guggenheim Credit Allocation Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of _____ common shares of beneficial interest (the “Firm Shares”), par value $0.01 per share (the “Common Shares”), of the Fund.  In addition, solely for the purpose of covering over-allotments, the Fund proposes to grant to the Underwriters the option to purchase from the Fund up to an additional _____ Common Shares (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is defined below.  UBS Securities LLC and Wells Fargo Securities, LLC (the “Managing Representatives”) will act as managing representatives for the Underwriters in connection with the issuance and sale of the Shares.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Securities Act”), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Investment Company Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-182157 and 811-22715), including a prospectus and a statement of additional information, relating to the Shares.  In addition, the Fund has filed a Notification of Registration on Form N-8A (the “Notification”) pursuant to Section 8 of the Investment Company Act.

Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each prospectus (including the statement of additional information incorporated therein by reference) included in such registration statement, or amendment thereof, before it became effective under the Securities Act and any prospectus (including the statement of additional information incorporated therein by reference) filed with the Commission by the Fund with the consent of the Managing Representatives on behalf of the Underwriters, pursuant to Rule 497(a) under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated by reference therein, (ii) any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Securities Act, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus (including the statement of additional information incorporated therein by reference) as filed by the Fund with the Commission (i) pursuant to Rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant to Rule 497(c) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act), or, if no such filing is required, the final prospectus (including the final statement of additional information) included in the Registration Statement at the Effective Time, in each case in the form furnished by the Fund to you for use by the Underwriters and by dealers in connection with the confirmation of sales in the offering of the Shares.

“Pricing Prospectus” means the Preliminary Prospectus, dated May 30, 2013, including the statement of additional information incorporated therein by reference.

“Pricing Information” means the information relating to (i) the number of Shares issued and (ii) the offering price of the Shares included on the cover page of the Prospectus.

“Disclosure Package” means the Pricing Prospectus taken together with the Pricing Information.

“Sales Materials” means those advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act authorized in writing or prepared by the Fund or authorized in writing or prepared on behalf of the Fund by the Investment Advisers (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a “written communication” (as defined in Rule 405 under the Securities Act) used in connection with a “road show” or a “bona fide electronic road show” (each as defined in Rule 433 under the Securities Act) related to the offering of Shares contemplated hereby (any such materials prepared by the Fund or prepared on behalf of the Fund by the Investment Advisers or any representative thereof, collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Underwriting Agreement was entered into, which shall be [•] p.m. (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to in writing by the Fund and the Managing Representatives on behalf of the Underwriters).

The Fund has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [•]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

Guggenheim Funds Investment Advisors, LLC, a Delaware limited liability company (the “Adviser”), will act as the Fund’s investment adviser pursuant to an Investment Advisory Agreement by and between the Fund and the Investment Adviser, dated as of [•], 2013 (the “Investment Advisory Agreement”).  Guggenheim Partners Investment Management, LLC, a Delaware limited liability company (the “Sub-Adviser,” and together with the Adviser, the “Investment Advisers”), will act as the Fund’s sub-adviser pursuant to a Sub-Advisory Agreement by and between the Fund, the Adviser and the Sub-Adviser, dated as of [•], 2013 (the “Sub-Advisory Agreement”).  The Bank of New York Mellon will act as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to the Custodian Agreement, dated as of [•], 2013 (the “Custodian Agreement”).  The Custodian will act as foreign custody manager pursuant to the Foreign Custody Manager Agreement, dated as of [•], 2013 (the “Foreign Custody Agreement”).  Computershare Shareowner Services LLC will act as the Fund’s transfer agent, registrar, and dividend disbursing agent (the “Transfer Agent”) pursuant to the Stock Transfer Agency Agreement, dated as of [•], 2013 (the “Transfer Agency Agreement”).  Rydex Fund Services, LLC will act as the Fund’s administrator (the “Administrator”) pursuant to the Fund Administration Agreement dated as of [•], 2013 (the “Administration Agreement”).  Rydex Fund Services, LLC will act as the Fund’s fund accountant (the “Fund Accountant”) pursuant to the Fund Accounting Agreement dated as of [•], 2013 (the “Fund Accounting Agreement”).  The Adviser and UBS Securities LLC have entered into a Structuring Fee Agreement dated [•], 2013 (the “UBS Structuring Fee Agreement”).  The Adviser has also entered into a Structuring Fee Agreement with Wells Fargo Securities, LLC dated [•], 2013 (the “Wells Fargo Structuring Fee Agreement,” and together with the UBS Structuring Fee Agreement, the “Structuring Fee Agreements”).  The Adviser has also entered into an Additional Compensation Agreement with [•] dated [•], 2013 (the “[•] Additional Compensation Agreement,” and together with the Structuring Fee Agreements, the “Fee Agreements”).

The Fund and Guggenheim Funds Distributors, LLC have entered into a Subscription Agreement dated as of [•], 2013 (the “Subscription Agreement”).  In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Common Shares may have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

As used in this Underwriting Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement.  The term “or,” as used herein, is not exclusive.

The Fund, the Investment Advisers and the Underwriters agree as follows:

1.
Sale and Purchase.  Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $[•] per Share (the “Purchase Price”).  The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

In addition, the Fund hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Fund, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the Purchase Price less an amount per Share equal to any dividends or distributions declared by the Fund paid and payable on the Firm Shares, but not payable on the Additional Shares.  This option may be exercised by the Managing Representatives on behalf of the several Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Fund.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be paid for and delivered (such date and time being herein referred to as the “Additional Shares Closing  Time”); provided, however, that the Additional Shares Closing Time shall not be earlier than the Firm Shares Closing Time (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.  If the option is exercised before the Firm Shares Closing Time, the Additional Shares Closing Time shall be the same as the Firm Shares Closing Time.  The number of Additional Shares to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased at the applicable Additional Shares Closing Time as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment to eliminate fractional shares as the Managing Representatives may determine).

2.
Payment and Delivery.  Payment of the Purchase Price for the Firm Shares shall be made by the Underwriters to the Fund by Federal Funds wire transfer, against delivery of the Firm Shares to the Representatives through the facilities of the Depository Trust Company for the respective accounts of the Underwriters.  Such payment and delivery shall be made at a time mutually agreed upon by the parties on the third business day following the date of this Underwriting Agreement (unless another date shall be agreed to by the Fund and the Managing Representatives on behalf of the Underwriters).  The time at which such payment and delivery are actually made is hereinafter sometimes called the “Firm Shares Closing Time.” Certificates, if any, for the Firm Shares shall be delivered to the Representatives in definitive form in such names and in such denominations as the Representatives shall specify on the second business day preceding the Firm Shares Closing Time.  If the Firm Shares are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Firm Shares by the Representatives, the Fund agrees to make such certificates, if any, available to the Representatives for such purpose at least one full business day preceding the Firm Shares Closing Time.

Payment of the purchase price for the Additional Shares shall be made at the Additional Shares Closing Time in the same manner and at the same office as the payment for the Firm Shares.  Certificates, if any, for the Additional Shares shall be delivered to the Representatives in definitive form in such names and in such denominations as the Representatives shall specify no later than the second business day preceding the Additional Shares Closing Time.  If the Additional Shares, if any, are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Additional Shares by the Representatives, the Fund agrees to make such certificates, if any, available to the Representatives for such purpose at least one full business day preceding the Additional Shares Closing Time.  The Firm Shares Closing Time and the Additional Shares Closing Time are sometimes referred to herein as the “Closing Times.”

3.
Representations and Warranties of the Fund and the Investment Advisers.  Each of the Fund and the Investment Advisers jointly and severally represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)
(i)(A) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; (B) no stop order of the Commission preventing or suspending the use of the Pricing Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued, no revocation of registration has been issued and no proceedings for such purpose have been instituted or, to the knowledge of the Fund or the Investment Advisers, are contemplated by the Commission; and (C) the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(ii)(A) The Registration Statement complied at the Effective Time with the requirements of the Securities Act and the Investment Company Act in all material respects; (B) each of the Pricing Prospectus and the Prospectus complied or will comply as of its date with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act) and the Investment Company Act in all material respects; and (C) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, with the applicable requirements of the Securities Act (including, without limitation, Rule 482 thereunder), the Investment Company Act and the applicable rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in each case in all material respects;

(iii)(A) (1) The Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Firm Shares Closing Time and each Additional Shares Closing Time, if any, will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the Firm Shares Closing Time did or will the Disclosure Package, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) of the Securities Act pursuant to Rule 482 under the Securities Act), as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Firm Shares Closing Time, the latest Additional Shares Closing Time, if any, and the end of the period during which a prospectus is required by the Securities Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each of the Fund and each Investment Adviser makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through the Managing Representatives to the Fund or to the

Investment Advisers on behalf of the Fund expressly for use in the Registration Statement, the Disclosure Package or the Prospectus as described in Section 9(f) hereof; and provided, further that if any event occurs during any of the periods referred to in clauses (B), (C) or (D) of this Section 3(a)(iii) as a result of which it is necessary to amend or supplement the Prospectus, the Disclosure Package or the Sales Materials, as applicable, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Disclosure Package, the Sales Materials or the Prospectus, as applicable, is amended or supplemented in connection therewith in accordance with Section 5(d) of this Underwriting Agreement, such amendment or supplement shall be deemed, for purposes of this Section 3(a)(iii), to have been made contemporaneously with the occurrence of such event.

(b)
The Fund (i) has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (iii) is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business or other activity requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the Fund’s condition (financial or otherwise), earnings, business affairs, business prospects, management, properties, net assets or results of operation (a “Fund Material Adverse Effect”); (iv) owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”), whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to own, possess or maintain such Licenses and Permits would not have a Fund Material Adverse Effect; (v) has no subsidiaries; and (vi) has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule to carry on its business as contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to do so would not have a Fund Material Adverse Effect.

(c)
The capitalization of the Fund is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and the Shares conform in all material respects to the statements relating thereto contained in the Registration Statement, the Pricing Prospectus, the Prospectus.  All the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof in the Pricing Prospectus and the Prospectus.  The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable.  The certificates, if any, for the Shares will be in due and proper form.  The issuance of the Shares has been done in compliance with all applicable federal and state securities laws and is not subject to any preemptive rights. No person is entitled to any preemptive or other similar rights with respect to the issuance of the Shares.

(d)
The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company, no order of suspension or revocation of such registration has been issued or proceedings thereof initiated or, to the knowledge of the Fund or the Investment Advisers, threatened by the Commission and, subject to the filing of any final amendment to the Registration Statement (a “Final Amendment”), if not already filed, all actions under the Securities Act and the Investment Company Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Fund; the provisions of the Fund’s declaration of trust and bylaws comply with the requirements of the Investment Company Act.

(e)
The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement, the Custodian Agreement, the Foreign Custody Agreement, the Transfer Agency Agreement, the Fund Accounting Agreement, and the Subscription Agreement (collectively, the “Fund  Agreements”) and the Dividend Reinvestment Plan and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each of the Fund Agreements and the Dividend Reinvestment Plan has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (ii) each Fund Agreement and the Dividend Reinvestment Plan complies in all material respects with all applicable provisions of the Investment Company Act and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid and binding obligation of the Fund enforceable in accordance with its terms, subject to the qualification that the enforceability of the Fund’s obligations hereunder or thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors’ rights generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws or principles of public policy.

(f)
None of (i) the execution, delivery and performance by the Fund of the Fund Agreements, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Pricing Prospectus or the Prospectus and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or the Dividend Reinvestment Plan or consummation by the Fund of the other transactions contemplated by the Fund Agreements or the Dividend Reinvestment Plan (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the declaration of trust or bylaws of the Fund, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results in or will result in the creation or imposition of any lien, charge or encumbrance (other than those expressly created by the Fund Agreements) upon any properties or assets of the Fund under the declaration of trust or bylaws or other similar organizational documents of the Fund, or the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject or (C)  results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund or having jurisdiction over the Fund or any of its material properties, other than state securities or “blue sky” laws; except with respect to each of (B) or (C) such as would not cause a Fund Material Adverse Effect.

(g)
The Fund is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or, to the knowledge of the Fund or the Investment Advisers, affected except such breach or default as would not have a Fund Material Adverse Effect.

(h)
There are no restrictions, limitations or regulations that would prevent the Fund from investing its assets as described in the Registration Statement, the Pricing Prospectus and the Prospectus, other than (i) as described therein, or (ii) such as may be imposed by the Investment Company Act.

(i)
No person has any right to the registration of any securities of the Fund because of the filing of the registration statement with the Commission.  No person has tag along rights or other similar rights to have any securities included in the transaction contemplated by this Underwriting Agreement.

(j)
No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, the Registration Statement, the Pricing Prospectus or the Prospectus, except such as (i) have been obtained and such as may be required (and shall be obtained prior to commencement of the transactions contemplated by this Underwriting Agreement) under the Securities Act, the Exchange Act, the Investment Company Act or the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”), (ii) may be required by the NYSE, FINRA or under state securities or “blue sky” laws or (iii) the failure to obtain would not have a Fund Material Adverse Effect.

(k)
No transaction has occurred between or among the Fund and any of its officers or trustees, shareholders or affiliates or any affiliate or affiliates of any such officer or trustee or shareholder or affiliate that is required to be disclosed in and is not disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

(l)
Neither the Fund nor, to the knowledge of the Fund or the Investment Advisers, any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds on behalf of the Fund, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not so disclosed.

(m)	The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE.

(n)
Ernst & Young LLP (“Ernst & Young”) was engaged by the Fund to act as its independent registered public accounting firm in accordance with the Investment Company Act.  Ernst & Young, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund as required by the Investment Company Act, the Securities Act and the rules of the Public Company Accounting Oversight Board.

(o)
The statement of assets and liabilities, together with any related notes or schedules thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly the financial position of the Fund in all material respects as of the dates or for the periods indicated in accordance with generally accepted accounting principles in the United States applied on a consistent basis, and complies in all material respects with all applicable accounting requirements under the Securities Act and the Investment Company Act.

(p)
Since the date of the effectiveness of the Registration Statement, the date of the Pricing Prospectus and the date of the Prospectus, except as otherwise stated therein, (i) there has not been any event that resulted in a Fund Material Adverse Effect; (ii) the Fund has not incurred any liabilities or obligations, direct or contingent, nor entered into any transactions, other than in the ordinary course of business or incident to its organization; (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund’s capital shares (other than, in the event this representation and warranty is made after a Closing Time, ordinary and customary dividends declared and payable after that Closing Time); and (iv) the Fund has not incurred any long-term debt.

(q)
Except as otherwise set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there is no action, suit, claim, inquiry, or proceeding or, to the knowledge of the Fund or the Investment Advisers, investigation affecting the Fund or to which the Fund is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, now pending or, to the knowledge of the Fund or the Investment Advisers, threatened against the Fund which is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and is not described as required.

(r)
There are no contracts, franchises or other documents that are of a character required by the Securities Act or the Investment Company Act to be described in, or that are required by the Securities Act or the Investment Company Act to be filed as exhibits to, the Registration Statement which are not described or filed or incorporated by reference therein as required by the Securities Act and the Investment Company Act.

(s)
The Fund (i) has not has not taken and will not take, directly or indirectly, any action designed or which might be expected to cause or result in, or that has constituted or which may reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws, (ii) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Shares of the Fund (except pursuant to this Agreement) and (iii) will not, until the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except pursuant to this Agreement); provided that any stabilization transactions conducted by the Underwriters and any action in connection with the Fund’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section.

(t)
The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and intends to qualify as a regulated investment company under Subchapter M of the Code.

(u)
The Fund has not publicly distributed and, prior to the later to occur of the (i) date of the last Closing Time and (ii) completion of the distribution of the Shares, will not publicly distribute any offering materials in connection with the public offering or sale of the Shares other than the Registration Statement, the Disclosure Package, the Sales Materials and the Prospectus.

(v)
There are no Sales Materials other than the investor brochure and the web page, which were filed with FINRA on April 8, 2013.  No Road Show Materials, if any, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(w)	No person is serving or acting as an officer, trustee or investment adviser of the Fund in contravention of the provisions of the Investment Company Act. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement to any of them), no trustee of the Fund is (i) an “interested person” (as defined in the Investment Company Act) of the Fund or (ii) an “affiliated person” (as defined in the Investment Company Act) of any Underwriter listed in Schedule A hereto; provided, however, that the Fund and the Investment Advisers shall be entitled to rely on representations of the officers and trustees for purposes of making the representations made in this Section 3(w).

(x)
There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Fund or sale by the Fund of the Shares.

(y)
The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws in a manner required by and consistent with Rule 38a-1 under the Investment Company Act, including policies and procedures that provide oversight of compliance for each Investment Adviser, administrator and transfer agent of the Fund.

(z)
Any statistical, demographic or market-related data included in the Registration Statement, the Pricing Prospectus, the Prospectus, the Sales Materials or the Road Show Materials are based on or derived from sources that the Fund believes to be reliable and accurate in all material respects, and all such data included in the Registration Statement, the Pricing Prospectus, the Prospectus, the Sales Materials or the Road Show Materials accurately reflects the materials upon which it is based or from which it was derived in all material respects.

(aa)
The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond; there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business.

(bb)
The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business operated by the Fund, except for that which the failure to own or possess would not have a Fund Material Adverse Effect; and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund which would result in a Fund Material Adverse Effect.

(cc)
The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)
The Fund has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are designed to ensure that all information relating to the Fund is made known to the Fund’s principal executive officer and its principal financial officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; and the Fund is not aware of any weakness in its internal controls over financial reporting.

(ee)
The Fund and its officers and trustees, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) in all material respects.

(ff)
The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the requirements of Rule 303A.07(c) of the NYSE Listed Company Manual (as modified by Rule 303A.00 of the NYSE Listed Company Manual for closed-end funds).

(gg)
Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate (as defined in Rule 405 under the Securities Act) of the Fund, has, directly or indirectly, while acting on behalf of the Fund (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

(hh)
The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering  Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(ii)
Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee, affiliate (as defined in Rule 405 under the Securities Act) or person acting on behalf of the Fund (other than any Underwriter) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)
All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

In addition, any certificate signed by any officer of the Fund or the Investment Advisers and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Share shall be deemed to be a representation and warranty by the Fund or an Investment Adviser as to matters covered thereby, to each Underwriter.

4.
Representations and Warranties of the Investment Advisers.  Each Investment Adviser severally, as to itself only, represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Firm Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)
Such Investment Adviser (i) has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business and other activities conducted by it as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (iii) is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing property or the conduct of its business or other activity requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the Investment Adviser’s condition (financial or otherwise), earnings, business affairs, business prospects, management, properties, net assets or results of operation (an “Adviser Material Adverse Effect”) ; (iv) owns, possesses or has obtained and currently maintains all Licenses and Permits, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to own, possess or maintain such Licenses and Permits would not have an Adviser Material Adverse Effect; and (v) has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule necessary to conduct its business and other activities conducted by it as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to do so would not have an Adviser Material Adverse Effect.

(b)
Such Investment Adviser is (i) duly registered with the Commission as an investment adviser under the Advisers Act and (ii) not prohibited by the Advisers Act or the Investment Company Act from acting as an investment adviser for the Fund as contemplated by the Investment Advisory Agreement or the Sub-Advisory Agreement, as applicable, the Registration Statement, the Pricing Prospectus and the Prospectus and no order or suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c)
Such Investment Adviser has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Sub-Advisory Agreement, the Subscription Agreement and the Fee Agreements (collectively, the “Adviser Agreements”) to which such Investment Adviser is a party and carry out all the terms and provisions hereof and thereof to be carried out by it; and (i) each Adviser Agreement to which such Investment Adviser is a party has been or will be duly and validly authorized, executed and delivered by such Investment Adviser, (ii) the Adviser Agreements to which such Investment Adviser is a party do not violate any of the applicable provisions of the Investment Company Act or the Advisers Act in any material respect and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Adviser Agreements to which such Investment Adviser is a party constitutes a legal, valid and binding obligation of such Investment Adviser enforceable in accordance with its terms, subject to the qualification that the enforceability of such Investment Adviser’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors’ rights generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), except as enforcement of rights to indemnity or contribution thereunder may be limited by federal or state securities laws or principles of public policy. The representations and warranties made by the Adviser in this paragraph in regards to the Fee Agreements are made only as of the Closing Date and the Adviser makes no representation or warranty as to the enforceability of the Fee Agreements against, or as to a conflict or breach of law or the need for any consent, approval or authorization owing to, or as a result of or arising out of the legal or regulatory status of, any party other than the Adviser.

(d)
None of the (i) the execution, delivery and performance by such Investment Adviser of the Adviser Agreements to which it is a party, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Pricing Prospectus or the Prospectus and (iii) the performance by such Investment Adviser of its obligations under any of the Adviser Agreements to which it is a party or performance and consummation by such Investment Adviser of the other transactions contemplated by the Adviser Agreements to which it is a party (A) conflicts with  or will conflict with, or results in or will result in a breach or violation of the limited liability company operating agreement of such Investment Adviser, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of such Investment Adviser under the limited liability company operating agreement, bylaws or similar organizational documents of such Investment Adviser, or the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which such Investment Adviser is a party or by which it may be bound or to which any of the property or assets of such Investment Adviser is subject or (C) results in or will result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to such Investment Adviser or having jurisdiction over such Investment Adviser’s properties other than state securities or “blue sky” laws; except with respect to each of (B) and (C) such as would not cause an Adviser Material Adverse Effect.

(e)
No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by,  any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by such Investment Adviser for the consummation by such Investment Adviser of the transactions to be performed by the Investment Advisers or the performance by such Investment Adviser of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Adviser Agreements to which such Investment Adviser is a party, the Registration Statement, the Pricing Prospectus or the Prospectus, except such as (i) have been obtained and such as may be required (and shall be obtained prior to commencement of the transaction contemplated by this Underwriting Agreement) under the Securities Act, the Exchange Act, the Investment Company Act or the Advisers Act, (ii) may be required by the NYSE, FINRA or under state securities or “blue sky” laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement or (iii) the failure to obtain would not have an Adviser Material Adverse Effect.

(f)
All information furnished by such Investment Adviser, including, without limitation, the description of such Investment Adviser, for use in (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, and (ii) Pricing Prospectus and Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which such statements were made, not misleading.

(g)
Except as set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there is no action, suit, claim, inquiry, or proceeding or, to the knowledge of such Investment Adviser, investigation affecting such Investment Adviser or to which such Investment Adviser is a party before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic now pending or, to the knowledge of such Investment Adviser, threatened against such Investment Adviser which (i) if determined adversely would result in an Adviser Material Adverse Effect or (ii) is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and is not described as required.

(h)
Such Investment Adviser (i) has not taken and will not take, directly or indirectly, any action designed to cause or which might be expected to cause or result in, or that has constituted or which may be expected to constitute, the stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws, (ii) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Shares of the Fund (except pursuant to this Agreement) and (iii) will not, until the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except pursuant to this Agreement); provided that any stabilization transactions conducted by the Underwriters and action in connection with the Fund’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section.

(i)
In the event that the Fund or such Investment Adviser have made available any Road Show Materials or promotional materials (other than the Sales Materials) intended for use only by qualified broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, such Investment Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are designed and expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

(j)
Such Investment Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by such Investment Adviser and its supervised persons.

(k)
Such Investment Adviser owns or possesses, or can acquire on reasonable terms, the Intellectual Property necessary to carry on the terms and conditions of the Adviser Agreements to which it is a party, and such Investment Adviser have not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Investment Advisers.

(l)
Such Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement and Sub-Advisory Agreement, as applicable, are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(m)
Such Investment Adviser or, to the knowledge of such Investment Adviser, any other person associated with or acting on behalf of such Investment Adviser (other than any Underwriter) including, without limitation, any trustee, officer, agent, employee or affiliate (as defined in Rule 405 under the Securities Act) of an Investment Adviser, has not, directly or indirectly, while acting on behalf of an Investment Adviser (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the FCPA.

(n)
The operations of such Investment Adviser and its subsidiaries are conducted in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Investment Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of such Investment Adviser, threatened.

(o)
Neither such Investment Adviser nor, to the knowledge of such Investment Adviser, any member, director, trustee, officer, agent, employee, affiliate (as defined in Rule 405 under the Securities Act) or person acting on behalf of such Investment Adviser (other than any Underwriter) is currently subject to any U.S. sanctions administered by OFAC; and such Investment Adviser will not directly or indirectly cause the Fund to direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(p)
The Adviser has filed with the National Futures Association (“NFA”) a notice of eligibility for relief from inclusion within the definition of a commodity pool operator pursuant to Section 4.5 of the general regulations under the Commodity Exchange Act, as amended (“CEA”), with respect to the Fund.

In addition, any certificate signed by any officer of an Investment Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by an Investment Adviser, as applicable, as to matters covered thereby, to each Underwriter.

5.	Agreements of the Parties.

(a)
If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise the Managing Representatives promptly and, if requested by the Managing Representatives, will confirm such advice in writing, when such post-effective amendment or such Registration Statement has become effective.  If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the Securities Act, the Fund will file a 430A Prospectus pursuant to Rule 497(h) under the Securities Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time.  If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(c) or a certification pursuant to Rule 497(j) under the Securities Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Time or the commencement of the public offering of the Shares after the Effective Time.  In either case, the Fund will provide the Managing Representatives satisfactory evidence of the filing.  The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission seeking an effective date after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which distribution of the Shares is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Managing Representatives a reasonable time before its filing and the Managing Representatives has not objected to it in writing within a reasonable time after receiving the copy.

(b)
For the period of three years from the date hereof, the Fund will advise the Managing Representatives promptly (i) of the issuance by the Commission of any order in respect of the Fund, or in respect of the Investment

Advisers, which relates to the Fund and could materially affect the ability of the Investment Advisers to perform their obligations to the Fund, (ii) of the initiation or threatening in writing of any proceedings for, or receipt by the Fund of any written notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund (other than communications with respect to an offering of preferred shares of beneficial interest), the Registration Statement, the Notification, the Pricing Prospectus, the Sales Materials, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (iv) the issuance by any federal, state, local, or foreign court, or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization, administrative agency, other non-governmental regulatory authority, whether foreign or domestic, of any order, ruling or decree, or the threat in writing to initiate any proceedings with respect thereto, regarding the Fund, which relates in any way to the Fund or any material arrangements or proposed material arrangements involving the Fund.  The Fund will use its best effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as practicable.

(c)
If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representatives, without charge, a signed copy of the Registration Statement, the Exchange Act Registration Statement and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) to either the Registration Statement, the Exchange Act Registration Statement or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) (excluding exhibits), in each case as the Managing Representatives may reasonably request.

(d)
During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Managing Representatives, the Underwriters and any dealers, at such office or offices as the Managing Representatives may designate, as many copies of the Prospectus as the Managing Representatives may request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make any statement of material fact therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Investment Company Act in all material respects, the Fund promptly will prepare, submit to the Managing Representatives, file with the

Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representatives will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that any statements in such Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and will comply with the Securities Act and the Investment Company Act in all material respects.  Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

(e)
The Fund will make generally available to holders of the Fund’s securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the date of the Effective Time falls, an earnings statement, if applicable, satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 under the Securities Act.

(f)
If the transactions contemplated by this Underwriting Agreement are consummated, the Fund shall pay all costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement (to the extent such expenses do not, in the aggregate, exceed $0.050 per Share), including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto, (ii) the issuance of the Shares and the preparation and delivery of certificates, if any, for the Shares, (iii) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (iv) the registration or qualification of the Shares, if required, for offer and sale under the securities or “blue sky” laws of the applicable jurisdictions, including the fees and disbursements, if any, of counsel for the Underwriters in that connection, and the preparation and printing of any preliminary and supplemental “blue sky” memoranda, (v) the furnishing (including costs of design, production, shipping and mailing) to the Underwriters and dealers of copies of the Pricing Prospectus relating to the Shares, the Sales Materials, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (vi) the filing requirements of FINRA, in connection with its review of the underwriting arrangements and the Sales Materials, including filing fees paid by counsel for the Underwriters in that connection, (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Fund to the Underwriters, (viii) the listing of the Shares on the NYSE and (ix) the transfer agent for the Shares; provided that (i) the Fund, the Investment Advisers and each Underwriter shall pay its own costs and expenses relating to the attendance at any road show or other informational meeting relating to the Fund, (ii) each Underwriter shall pay the costs and expenses of any internal promotional or informational materials relating to the Fund, other than the Sales Materials, prepared by such Underwriter in connection with the offering of the Shares, (iii) the Underwriters shall pay the costs and expenses of any “tombstone” announcements relating to the offering of the Shares and (iv) except as expressly provided in this Section 5(f), the Underwriters shall pay their own costs and expenses, including fees and disbursements of their counsel.  To the extent the foregoing costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement exceed, in the aggregate, $0.050 per Share (the “Offering Cost Limitation”), the Adviser or an affiliate will pay all such excess costs and expenses.  The Fund will reimburse Guggenheim Funds Distributors, LLC for expenses incurred in connection with its distribution assistance in connection with the sale of the Shares in an amount equal to the lesser of (y) 0.15% of the aggregate public offering price of the Shares and (z) the amount by which the Offering Cost Limitation exceeds the actual offering costs of the Fund, or, if the actual offering costs of the Fund are equal to or greater than the Offering Cost Limitation, zero. The Fund will have no liability to Guggenheim Funds Distributors, LLC to the extent that the transactions contemplated by this Underwriting Agreement are not consummated; however, for the avoidance of doubt, accountable expenses actually incurred pursuant to the terms of the Underwriting Agreement may be payable to Guggenheim Funds Distributors, LLC. The Fund and the Investment Advisers may otherwise agree among themselves that the Investment Advisers may pay any of the foregoing expenses, whether or not the transactions contemplated by this Underwriting Agreement are consummated, provided, however, that in no event shall the Underwriters be obligated to pay any expenses intended to be borne by the Fund or the Investment Advisers as provided above.

(g)
If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (A) the Fund or an Investment Adviser pursuant to any of the provisions hereof or (B) by the Representatives or the Underwriters because of any inability, failure or refusal on the part of the Fund or the Investment Advisers to comply with any terms of this Underwriting Agreement or because any of the conditions in Section 6 are not satisfied, the Investment Advisers and the Fund, jointly and severally, will reimburse the Underwriters for all accountable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares (provided, however, that the Fund and the Investment Advisers shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination) and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Investment Advisers and the other Underwriters for damages occasioned by its default.

(h)
Without the prior written consent of the Managing Representatives, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the date of the Effective Time, except for the Shares as described in the Prospectus and any issuance of Common Shares pursuant to the Dividend Reinvestment Plan.

(i)
The Fund will (i) use commercially reasonable efforts to cause the Shares to be listed on the NYSE prior to the date the Shares are issued, subject only to official notice of the issuance thereof, and (ii) comply in all material respects with the rules and regulations of such exchange.

(j)
The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

6.
Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, as of the Applicable Time and as of each of the Closing Times, of the representations of the Fund and the Investment Advisers in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund or the Investment Advisers or any of their respective officers in any certificate delivered to the Managing Representatives or their counsel pursuant to this Underwriting Agreement, to performance by the Fund and the Investment Advisers of their respective obligations under this Underwriting Agreement and to the satisfaction (or waiver in writing by the Managing Representatives on behalf of the Underwriters) of each of the following additional conditions:

(a)
The Registration Statement must have become effective by 5:30 p.m., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing Representatives consent to in writing.  The Prospectus must have been filed in accordance with Rule 497(c) or (h) or a certificate must have been filed in accordance with Rule 497(j), as the case may be, under the Securities Act.

(b)
No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of the Fund, the Investments Advisers or the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representatives.

(c)
Since the effective date of the Registration Statement, the date of the Pricing Prospectus and the date of the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any material adverse change in the Common Shares or any material adverse change in the liabilities of the Fund except as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (ii) there must not have been any Fund Material Adverse Effect or Adviser

Material Adverse Effect; (iii) the Fund must not have sustained any material loss or interference with its business from any court or from any legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Pricing Prospectus and the Prospectus; and (iv) there must not have occurred any event that causes the Registration Statement, the Pricing Prospectus or the Prospectus to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Prospectus and the Prospectus, in the light of the circumstances under which they were made), not misleading; if, in the judgment of the Managing Representatives, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (c) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Pricing Prospectus.

(d)
The Managing Representatives must have received as of each Closing Time a certificate, dated such date, of either the Chief Executive Officer, President, Managing Director or a Vice-President (or such other authorized officer as is acceptable to the Managing Representatives) and either the Controller, Treasurer, Assistant Treasurer, Chief Financial Officer or Chief Accounting Officer (or such other authorized officer as is acceptable to the Managing Representatives) of each of the Fund and each Investment Adviser certifying (in their capacity as such officers) that (i) the signers have carefully examined the Registration Statement, the Pricing Prospectus, the Prospectus and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of each Investment Adviser (with respect to the certificates from such officers of each Investment Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any material adverse change in the condition, or any development involving a prospective adverse change (financial or otherwise), earnings, business affairs, business prospects, management, property, net assets or results of operations of the Fund (with respect to the certificates from such Fund officers), each Investment Adviser (with respect to the certificates from such officers of each Investment Adviser), which change would materially adversely affect the ability of the Fund or the Investment Advisers, as the case may be, to fulfill its obligations under this Underwriting Agreement and, with respect to the certificates from such officers of each Investment Adviser, the Investment Advisory Agreement or the Sub-Advisory Agreement, whether or not arising from transactions in the ordinary course of business, (iv) with respect to the certificates from such officers of the Fund only, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers, threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) with respect to the certificates from such officers of each Investment Adviser only, no order having an adverse effect on the ability of the Investment Adviser to fulfill its obligations under this Underwriting Agreement, the Fee Agreements, the Investment Advisory Agreement or the Sub-Advisory

Agreement, as the case may be, has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers, threatened by the Commission or any other regulatory body, whether foreign or domestic, and (vi) the Fund (with respect to the certificates from such Fund officers) and each Investment Adviser (with respect to the certificates from such officers of each Investment Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by such Closing Time (to the extent not waived in writing by the Managing Representatives).

(e)
The Managing Representatives must have received as of each Closing Time the opinions dated as of the date thereof substantially in the form of Schedules B, C and D to this Underwriting Agreement from the counsel identified in each such Schedules.

(f)
The Managing Representatives must have received as of each Closing Time from Dechert LLP an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus and this Underwriting Agreement in a form reasonably satisfactory in all respects to the Managing Representatives.  The Fund and the Investment Advisers must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

(g)
The Managing Representatives must have received on the date this Underwriting Agreement is signed and delivered by you a signed report from Ernst & Young, dated such date, and in form and substance satisfactory to the Managing Representatives containing statements and information of the type ordinarily included in accountants’ reports with respect to the financial information of the Fund contained in the Registration Statement, the Pricing Prospectus or the Prospectus.  The Managing Representatives also must have received from Ernst & Young a report, as of each Closing Time, dated as of the date thereof, in form and substance satisfactory to the Managing Representatives, to the effect that they reaffirm the statements made in the earlier report, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(h)	The Fund and the Investment Advisers shall furnish to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

All opinions, letters, reports, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

7.	Termination. This Underwriting Agreement may be terminated by the Managing Representatives by notifying the Fund at any time:

(a)
as of or before any Closing Time if, in the sole judgment of the Managing Representatives, payment for and delivery of any Shares is rendered impracticable or inadvisable because (i) trading in the equity securities of the Fund is suspended by the Commission or by the principal exchange that lists the Shares, (ii) trading in securities generally on the NYSE, NYSE Amex or the NASDAQ Stock Market shall have been suspended or materially limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (iii) additional material governmental restrictions, not in force on the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (iv) a general banking moratorium has been established by U.S. federal or New York authorities or (v) if there has occurred (A) since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Fund Material Adverse Effect or Adviser Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any material adverse change in the financial or securities markets in the United States or the international financial markets, (C) any material adverse change in the political, financial or economic conditions in the United States, (D) any outbreak of hostilities or escalation thereof or other calamity, terrorist activity, crises or any change or development, in each case, involving a prospective material adverse change in national or international political, financial or economic conditions or (E) declaration by the United States of a national emergency or war or other calamity shall have occurred; the effect of any of which is such as to make it, in the sole judgment of the Managing Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(b)
as of or before any Closing Time, if any of the conditions specified in Section 6 with respect to such Closing Time have not been fulfilled when and as required by this Underwriting Agreement, and the Managing Representatives shall have given the Fund and the Investment Advisers notice thereof and a reasonable opportunity to fulfill such condition.

8.
Substitution of Underwriters.  If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase as of any Closing Time the Shares agreed to be purchased as of such Closing Time by such Underwriter or Underwriters, the Managing Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Managing Representatives deem advisable, or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Managing Representatives, in each case upon the terms set forth in this Underwriting Agreement.  If no such arrangements have been made within 36 hours after the date of such Closing Time, and

(a)
the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time does not exceed 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, each of the nondefaulting

Underwriters will be obligated to purchase such Shares on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

(b)
the number of Shares to be purchased by the defaulting Underwriters as of such Closing Time exceeds 10% of the Shares to be purchased by all the Underwriters as of such Closing Time, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representatives to purchase such Shares on the terms set forth in this Underwriting Agreement.

Upon the occurrence of the circumstances described in the foregoing paragraph (b), either the Managing Representatives or the Fund will have the right to postpone the date of the applicable Closing Time for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus) may be effected by the Managing Representatives and the Fund.  If the number of Shares to be purchased as of such Closing Time by such defaulting Underwriter or Underwriters exceeds 10% of the Shares that the Underwriters are obligated to purchase as of such Closing Time, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section 8 within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund or the Investment Advisers except as provided in Sections 5(g) and 9 hereof.  Any action taken under this Section will not affect the liability of any defaulting Underwriter to the Fund or the Investment Advisers or to any nondefaulting Underwriters arising out of such default.  A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

9.	Indemnity and Contribution.

(a)
Each of the Fund and the Investment Advisers, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, members, managers, officers, employees, selling agents in the offering contemplated by this Underwriting Agreement and affiliates (as defined in Rule 405 under the Securities Act) and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or arises out of or is based upon an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact included in the Pricing Prospectus, any Road Show Material, the Disclosure Package, any Sales Material or the Prospectus (as it may be amended or supplemented) or arises out of or is based upon an omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except with respect to either of the foregoing clauses (i) and (ii) insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Pricing Prospectus, Road Show Materials, Disclosure Package, Sales Materials or Prospectus made in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter through the Managing Representatives to the Fund or the Investment Advisers on behalf of the Fund expressly for use with reference to any Underwriter in the Registration Statement, Pricing Prospectus, Road Show Materials, Disclosure Package, Sales Materials or Prospectus as set forth in Section 9(f) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Pricing Prospectus, Road Show Materials, Disclosure Package, Sales Materials or Prospectus or necessary to make such information (with respect to the Disclosure Package, Pricing Prospectus, Road Show Materials, Sales Materials and the Prospectus, in the light of the circumstances under which they were made), not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Fund or an Investment Adviser pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Fund or such Investment Adviser, as the case may be, in writing of the institution of such Proceeding and the Fund or such Investment Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Fund or such Investment Adviser shall not relieve the Fund or such Investment Adviser from any liability which the Fund or such Investment Adviser may have to any Underwriter or any such person or otherwise.  Such Underwriter or such person shall have the right to employ additional counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or such Investment Adviser, as the case may be, in connection with the defense of such Proceeding or the Fund or such Investment Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from, additional to or in conflict with those available to the Fund or such Investment Adviser (in which case the Fund or such Investment

Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Fund or such Investment Adviser and paid as incurred (provided that the Fund or such Investment Adviser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel)).  Neither the Fund nor an Investment Adviser shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Fund or such Investment Adviser, the Fund or such Investment Adviser, as the case may be, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)
Each Underwriter severally agrees to indemnify, defend and hold harmless the Fund and the Investment Advisers, and each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Fund or the Investment Advisers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), which, jointly or severally, the Fund, the Investment Advisers or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Pricing Prospectus, Road Show Materials, Disclosure Package, Sales Materials or Prospectus made in conformity with information concerning such Underwriters furnished in writing by or on behalf of any Underwriter to the Fund or the Investment Advisers expressly for use in the Registration Statement, Pricing Prospectus, Road Show Materials, Disclosure Package, Sales Materials or Prospectus as set forth in Section 9(f) hereof, or arises out of or is based upon an omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Pricing Prospectus, Road Show Materials, Disclosure Package, Sales Materials or Prospectus (with respect to the Disclosure Package, Pricing Prospectus, Road Show Materials, Sales Materials and the Prospectus, in the light of the circumstances under which they were made), not misleading.

If any Proceeding is brought against the Fund, an Investment Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Fund, such Investment Adviser or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Fund, such Investment Adviser or any such person or otherwise.  The Fund, such Investment Adviser or such person shall have the right to employ additional counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, such Investment Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them, which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel in connection with the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred.  No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Fund, such Investment Adviser and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)
If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Advisers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Advisers on the one hand and of the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Fund and the Investment Advisers on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Fund and the Investment Advisers on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Advisers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)
The Fund, the Investment Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the fees and commissions received by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)
The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Fund contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, the directors, members, managers, officers, employees, selling agents in the offering contemplated by this Underwriting Agreement and affiliates (as defined in Rule 405 under the Securities Act) or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund, the Investment Advisers, its shareholders, partners, advisers, members, trustees, directors or officers or any person who controls the Fund or the Investment Advisers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Underwriting Agreement or the issuance and delivery of the Shares.  The Fund, the Investment Advisers and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Advisers, against any of the Fund’s trustees, directors or officers, or any of the Investment Advisers’ shareholders, partners, managers, members, trustees, directors or officers in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

(f)
The Fund and the Investment Advisers each acknowledge that the statements in the Prospectus with respect to the names of the Underwriters and number of Common Shares allocated for purchase by such Underwriters, the selling concessions and reallowances of selling concessions, the statements regarding stabilization, penalty bids and syndicate short selling, and the statements regarding electronic delivery of prospectuses, all as described under the caption “Underwriting” in the Prospectus, and the statements set forth in the last paragraph of the cover page of the Prospectus regarding the expected delivery of the Shares, constitute the only information furnished in writing by or on behalf of any Underwriter through the Managing Representatives to the Fund expressly for use with reference to such Underwriter in the Registration Statement or in the Disclosure Package or the Prospectus (as amended or supplemented).  The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of each of the Underwriters severally for use in the Prospectus.

(g)
Notwithstanding any other provisions in this Section 9, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder.  The parties hereto acknowledge that the foregoing provision shall be applicable solely as to matters subject to Section 17(i) of the Investment Company Act, and shall not be construed to impose any duties or obligations upon any such parties under this Underwriting Agreement other than as specifically set forth herein (it being understood that the Underwriters have no duty hereunder to the Fund to perform any due diligence investigation).

10.
No Fiduciary Relationship.  The Fund and the Investment Advisers hereby acknowledge and agree that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Fund’s securities contemplated hereby.  The Fund and the Investment Advisers further acknowledge and agree that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Fund, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Fund’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Fund or the Investment Advisers, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Fund and the Investment Advisers hereby confirm their understanding and agreement to that effect.  The Fund, the Investment Advisers and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Fund or the Investment Advisers regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Fund’s securities, do not constitute advice or recommendations to the Fund or the Investment Adviser.  The Fund, the Investment Advisers and the Underwriters agree that each Underwriter is acting solely as principal and is not the agent or fiduciary of the Fund or the Investment Advisers and no Underwriter has assumed, and no Underwriter will assume, any advisory or fiduciary responsibility in favor of the Fund or the Investment Advisers with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Fund or the Investment Advisers on other matters); provided, that an Underwriter, in its capacity as an independent contractor, may provide advice to the Investment Advisers as to the structure and organization of the Fund pursuant to a Fee Agreement.  The Fund and Investment Advisers acknowledge and agree that the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and each of the Fund and Investment Advisers have consulted its own respective legal, accounting, regulatory, and tax advisors to the extent it deemed appropriate.  The Fund and the Investment Advisers hereby waive and release, to the fullest extent permitted by law, any claims that the Fund or the Investment Advisers may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Fund or the Investment Advisers in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.

11.
Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department; and if to the Fund or the Adviser, shall be sufficient in all respects if delivered or sent to the Fund or the Adviser, as the case may be, at the offices of the Fund or the Adviser at 2455 Corporate West Drive, Lisle, Illinois 60532, Attention: [•]; and if to the Sub-Adviser, shall be sufficient in all respects if delivered or sent to the Sub-Adviser at [•].

12.
Governing Law; Construction.  This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Underwriting Agreement have been inserted as a matter of convenience of reference and are not a part of this Underwriting Agreement.

13.
Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and the Underwriters each consent to the jurisdiction of such courts and personal service with respect thereto.  Each of the Underwriters, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement.  Each of the Underwriters, the Fund and the Investment Advisers agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Underwriters, the Fund and the Investment Advisers, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Underwriters, the Fund or the Investment Advisers, as the case may be, is or may be subject, by suit upon such judgment.

14.
Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund and the Investment Advisers and to the extent provided in Section 9 hereof the controlling persons, shareholders, partners, members, trustees, managers, directors, officers, employees, selling agents in the offering contemplated by this Underwriting Agreement and affiliates (as defined in Rule 405 under the Securities Act) referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

15.	Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.
Successors and Assigns.  This Underwriting Agreement shall be binding upon the Underwriters, the Fund and the Investment Advisers and any successor or assign of any substantial portion of the Fund’s, the Investment Advisers’ or any of the Underwriters’ respective businesses and/or assets, as the case may be.

17.
Disclaimer of Liability of Trustees and Beneficiaries. A copy of the certificate of trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

If the foregoing correctly sets forth the understanding among the Fund, the Investment Advisers and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Investment Advisers and the Underwriters, severally.

Very truly yours,

GUGGENHEIM CREDIT ALLOCATION FUND

__________________________________
By:
Title:

GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC

__________________________________
By:
Title:

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC

__________________________________
By:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

__________________________________
By:
Title:

__________________________________
By:
Title:

WELLS FARGO SECURITIES, LLC

__________________________________
By:
Title:

SCHEDULE A

Underwriters	Number of Shares
UBS Securities LLC	[•]
Wells Fargo Securities, LLC	[•]
Stifel, Nicolaus & Company, Incorporated	[•]
BB&T Capital Markets, a division of BB&T Securities, LLC	[•]
The GMS Group, LLC	[•]
Guggenheim Funds Distributors, LLC	[•]
J.J.B. Hilliard, W.L. Lyons, LLC	[•]
Ladenburg Thalmann & Co. Inc.	[•]
Maxim Group LLC	[•]
Newbridge Securities Corporation	[•]
Pershing LLC	[•]
Southwest Securities, Inc.	[•]
Wedbush Securities Inc.	[•]
Wunderlich Securities, Inc.	[•]
Total	[•]

Schedule A-1